SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-03034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 3000 Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

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Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01 Press Release

Item 5. Other Events

On November 19, 2002, Xcel Energy Inc. issued a press release announcing that it agreed to issue $200 million through a private offering of convertible senior notes with a coupon of 7.5 percent (such amount does not give effect to an option to be granted to the initial purchasers to acquire additional senior notes in an amount equal to 15% of this initial offering). The senior notes are convertible into shares of the Company’s common stock at a conversion price of $12.33 and mature in 2007. The conversion price represents a 25-percent premium over the $9.86 closing price of the Company’s stock on November 19, 2002. The Company anticipates that the transaction will close on November 21, 2002. For more information see the full press release included in this Form 8-K as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description

99.01	Press Release Xcel Energy Inc. Prices $200 million Convertible Senior Notes, dated November 19, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

By: /s/ Richard C. Kelly
Richard C. Kelly
Vice President and Chief Financial Officer

Dated: November 20, 2002

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